UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2007

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a March 29, 2007 press release, R&G Financial Corporation (the “Company”) made an announcement concerning the preparation of its restated consolidated financial statements for the years ended December 31, 2002 through 2004 and its amended Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “2004 10-K/A”). The Company had previously stated that it was expressing no views as to when its 2002, 2003 and 2004 audited restated financial statements would be available and had experienced some delays in producing these financial statements, but believed that it was more likely than not that it would file the 2004 10-K/A in the first quarter of 2007. The Company continues to express no views as to when its 2002, 2003 and 2004 audited restated consolidated financial statements and 2004 10-K/A will be publicly available, but advises that it has experienced further delays in producing these financial statements and will not file the 2004 10-K/A in the first quarter of 2007.

Item 9.01	Exhibits.

99.1	Press Release of March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: March 29, 2007
	By:	/s/ Andrés I. Pérez
Andrés I. Pérez
Chief Financial Officer